Exhibit 4.29

NIO Inc.

and

The Bank of New York Mellon, London Branch as Trustee

and

The Bank of New York Mellon, London Branch, as Paying Agent and Conversion Agent

and

The Bank of New York Mellon SA/NV, Luxembourg Branch, as Registrar and Transfer Agent

INDENTURE

dated as of February 10, 2020

US$70,000,000 0% CONVERTIBLE SENIOR NOTES DUE 2021

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TABLE OF CONTENTS

		PAGE

ARTICLE 1
DEFINITIONS

Section 1.01	Definitions	1

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01	Designation and Amount	12
Section 2.02	Form of Notes	12
Section 2.03	Date and Denomination of Notes; No Regular Interest; Payments of Defaulted Amounts	13
Section 2.04	Execution, Authentication and Delivery of Notes	14
Section 2.05	Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Common Depositary	15
Section 2.06	Mutilated, Destroyed, Lost or Stolen Notes	21
Section 2.07	Temporary Notes	22
Section 2.08	Cancellation of Notes Paid, Converted, Etc.	22
Section 2.09	Common Code and ISIN Numbers	22
Section 2.10	[RESERVED]	22

ARTICLE 3
SATISFACTION AND DISCHARGE

Section 3.01	Satisfaction and Discharge	23

ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01	Payment of Principal and Premium	23
Section 4.02	Maintenance of Office or Agency	24
Section 4.03	Appointments to Fill Vacancies in Trustee’s Office	24
Section 4.04	Provisions as to Paying Agent	24
Section 4.05	Existence	26
Section 4.06	[RESERVED]	26
Section 4.07	Additional Amounts	26

Section 11.03	Opinion of Counsel to Be Given to Trustee	56

ARTICLE 12
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01	Indenture and Notes Solely Corporate Obligations	57

ARTICLE 13
INTENTIONALLY OMITTED

ARTICLE 14
CONVERSION OF NOTES

Section 14.01	Conversion Privilege	57
Section 14.02	Conversion Procedure; Settlement Upon Conversion.	57
Section 14.03	[RESERVED]	60
Section 14.04	Adjustment of Conversion Rate	60
Section 14.05	Adjustments of Prices	71
Section 14.06	Ordinary Shares to Be Fully Paid	71
Section 14.07	Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares	71
Section 14.08	Certain Covenants	72
Section 14.09	Responsibility of Trustee	73
Section 14.10	Notice to Holders Prior to Certain Actions	74
Section 14.11	Stockholder Rights Plans	74
Section 14.12	Termination of Depositary Receipt Program	74

ARTICLE 15
REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01	[RESERVED]	75
Section 15.02	Repurchase at Option of Holders Upon a Fundamental Change	75
Section 15.03	Withdrawal of Fundamental Change Repurchase Notice	77
Section 15.04	Deposit of Fundamental Change Repurchase Price	78
Section 15.05	Covenant to Comply with Applicable Laws Upon Repurchase of Notes	78

ARTICLE 16
BRRD MATTERS

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EXHIBIT

Exhibit A	Form of Note	A-1
Exhibit B	Form of Authorization Certificate	B-1

INDENTURE dated as of February 10, 2020 between NIO INC., a Cayman Islands exempted company, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, as issuer (the “Company,” as more fully set forth in Section 1.01), THE BANK OF NEW YORK MELLON, LONDON BRANCH, a banking organization organized and existing under the laws of the State of New York with limited liability and operating through its branch in London at One Canada Square, London E14 5AL, United Kingdom, as trustee (the “Trustee”), as paying agent (the “Paying Agent”) and as conversion agent (the “Conversion Agent”) (as more fully set forth in Section 1.01) and THE BANK OF NEW YORK MELLON, SA/NV, LUXEMBOURG BRANCH, operating through its branch in Luxembourg at Vertigo Building – Polaris, 2-4 rue Eugène Ruppert, L-2453 Luxembourg as registrar (the “Registrar”) and as transfer agent (the “Transfer Agent”) (as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 0% Convertible Senior Notes due 2021 (the “Notes”), offered and sold outside the United States pursuant to Regulation S in an aggregate principal amount not to exceed US$70,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Note Registrar, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01     Definitions.  The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.  The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.  The terms defined in this Article include the plural as well as the singular.

“Additional Amounts” shall have the meaning specified in Section 4.07(a).

“ADS” means an American Depositary Share issued pursuant to the Deposit Agreement representing one Ordinary Share of the Company as of the date of this Indenture, and deposited with the ADS Custodian.

“ADS Custodian” means Deutsche Bank AG, Hong Kong Branch, with respect to the ADSs delivered pursuant to the Deposit Agreement or any successor entity thereto.

“ADS Depositary” means Deutsche Bank Trust Company Americas, as depositary for the ADSs.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agents” means the Paying Agent, the Transfer Agent, the Note Registrar and the Conversion Agent.

 “applicable taxes” shall have the meaning specified in Section 4.07(a).

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.“BNY Mellon Group” shall have the meaning specified in Section 7.02.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Business Day” means, with respect to any Note, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the State of New York,  or the Cayman Islands are authorized or obligated by law or executive order to close.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

"Clearstream" means Clearstream Banking S.A.

“close of business” means 5:00 p.m. (New York City time).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

"Common Depositary" means the common depositary acting on behalf of Euroclear and Clearstream.

“Common Equity” of any Person means ordinary share capital or common stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by an Officer of the Company and delivered to the Trustee and/or Note Registrar, as applicable.

“Consolidated Affiliated Entity” means, with respect to any Person, any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such person prepares its financial statements in accordance with accounting principles other than the accounting principles generally accepted in the United States of America, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01.

“Conversion Rate” shall have the meaning specified in Section 14.01.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom, Attention: Corporate Trust Administration – Project Camel (NIO Inc.), Fax: +44 1202 689660, and shall include a reference to The Bank of New York Mellon, Hong Kong Branch, Level 26, Three Pacific Place, 1 Queen’s Road East, Hong Kong, Attention: Global Corporate Trust – NIO Inc., Facsimile No.: +852 2295 3283, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Current Market Price” means, in respect of an ADS at a particular date, the volume-weighted average of the Last Reported Sale Prices for one ADS (carrying full entitlement to dividend) for the thirty (30) consecutive Trading Days ending on the Trading Day immediately preceding such date, provided that if at any time during the said thirty (30) Trading Day period the ADSs shall have been quoted ex-dividend and during some other part of that period the ADSs shall have been quoted cum-dividend then:

(a)        if the ADSs (or the Class A Ordinary Shares) to be issued in such circumstances do not rank for the dividend in question, the quotations on the dates on which the ADSs shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per ADS; or

(b)        if the ADSs (or the Class A Ordinary Shares) to be issued in such circumstances rank for the dividend in question, the quotations on the dates on which the ADSs shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount;

and provided further that if the ADSs on each of the said thirty (30) Trading Days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the ADSs or the Ordinary Shares to be issued do not rank for that dividend, the quotations on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per ADS.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal, premium and interest) that are payable but are not punctually paid or duly provided for.

“Deposit Agreement” means the deposit agreement dated as of September 11, 2018 by and among the Company, the ADS Depositary and the holders and beneficial owners of the ADSs delivered thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Distribution Compliance Period Termination Date” shall have the meaning specified in Section 2.05(c).

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

"Euroclear" means Euroclear Bank SA/NV.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expiring Rights” means any rights, options or warrants to purchase Ordinary Shares or ADSs that expire on or prior to the Maturity Date.

“FATCA” shall have the meaning specified in Section 4.07(a)(i)(D).

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fractional ADS” shall have the meaning specified in Section 14.02(a).

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)        (A) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries, the employee benefit plans of the Company and its Subsidiaries and any of the Permitted Holders, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of (i) the Company’s Common Equity (including Common Equity held in the form of ADSs) representing more than 50% of the voting power of the Company’s Common Equity or (ii) more than 50% of the outstanding Ordinary Shares (including Ordinary Shares held in the form of ADSs); or (B) the Permitted Holders (together with any of their respective Affiliates) have become the direct or indirect “beneficial owners,” as defined in Rule 13d-3 under the Exchange Act, of Ordinary Shares (including Ordinary Shares held in the form of ADSs) representing, in the aggregate, more than 65% of the outstanding Ordinary Shares (including Ordinary Shares held in the form of ADSs), based on any Schedule TO or any schedule, form or report under the Exchange Act disclosing the same filed by any one or more of the Permitted Holders;

(b)        the consummation of (A) any recapitalization, reclassification or change of the Ordinary Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Ordinary Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company, or any similar transaction, pursuant to which the Ordinary Shares or the ADSs will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries and Consolidated Affiliated Entities, taken as a whole, to any Person other than one of the Company’s wholly-owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-a-vis each other as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)        the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(d)        the ADSs (or other Common Equity or ADSs in respect of Common Equity underlying the Notes) cease to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors); or

(e)        any change in or amendment to the laws, regulations and rules of the People’s Republic of China or the official interpretation or official application thereof (a “Change in Law”) that results in (x) the Company, its Subsidiaries and its Consolidated Affiliated Entities (collectively, the “Company Group”) (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the Company’s consolidated financial statements for the most recent fiscal quarter and (y) the Company’s being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter;

provided,  however, that a transaction or event described in clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by holders of the ADSs, excluding cash payments for Fractional ADSs, in connection with such transaction or event consists of shares of Common Equity or ADSs in respect of Common Equity that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or event and as a result of such transaction or event, the Notes become convertible into such consideration, excluding cash payments for Fractional ADSs and cash payments made in connection with dissenters' appraisal rights.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Holder,” shall mean any Person in whose name at the time a particular Note is registered on the Note Register provided that, for the purposes of Section 6.01(f) and Section 6.04 only, “Holder” shall include a beneficial owner of any Note who has validly made a request that its beneficial interest therein be issued as a Physical Note, and thereafter the Company failed to execute, or the Registrar failed to authenticate and deliver, a Physical Note to that beneficial owner in accordance with Section 2.05(c) within 10 Business Days of the beneficial owner's request.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Last Reported Sale Price” of the ADSs on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are traded.  If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If the ADSs are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Maturity Date” means February 4, 2021.

“Merger Event” shall have the meaning specified in Section 14.07(a).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

 “Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Chief Financial Officer the Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officers’ Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by (a) two Officers of the Company or (b) one Officer of the Company and one of any Assistant Treasurer, any Assistant Secretary or General Counsel or the Controller of the Company.  Each such certificate shall include the statements provided for in Section 17.06 if and to the extent required by the provisions of such Section.  One of the Officers giving an Officers’ Certificate pursuant to Section 4.09 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel and in a form reasonably acceptable to the Trustee, who may be counsel to the Company, or other counsel acceptable to the Trustee, that is delivered to the Trustee.  Each such opinion shall include the statements provided for in Section 17.06 if and to the extent required by the provisions of such Section 17.06.

“Ordinary Shares” means Class A ordinary shares of the Company, par value US$0.00025 per share, at the date of this Indenture, subject to Section 14.07.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Note Registrar under this Indenture, except:

(a)        Notes theretofore canceled by the Note Registrar or accepted by the Note Registrar for cancellation;

(b)        Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)        Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)        Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(e)        Notes repurchased by the Company pursuant to the third sentence of Section 2.10.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Holders” means Mr. Bin Li and Tencent Holdings Limited, together with any other respective “person” or “group” subject to aggregation with respect to the Ordinary Shares (including Ordinary Shares held in the form of ADSs) with any of the aforementioned person and entity under Section 13(d) of the Exchange Act.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of US$1,000 principal amount and multiples thereof.

"PRC" means the People's Republic of China and, for the purposes for this Indenture, shall exclude Hong Kong SAR, Macau SAR and Taiwan.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Qualified Equity Financing” means a bona fide issuance of equity securities of the Company for fundraising purposes after the date of this Indenture or to the Maturity Date, excluding any of the following: (i) ADSs issued upon conversion of any Note or any convertible securities then outstanding, (ii) Ordinary Shares (directly or in the form of ADSs) issued upon share split, share dividend or any subdivision of Ordinary Shares (directly or in the form of ADSs), (iii) Ordinary Shares (directly or in the form of ADSs) (or options or warrants therefor) issued to officers, directors, employees and consultants of the Company or issued to the trustee, general partner or other entity that is to hold the Ordinary Shares (directly or in the form of ADSs), in each case pursuant to a duly approved employee equity incentive plan, and (iv) shares of the Company issued pursuant to any bona fide acquisition, on arms-length terms, of interests in or assets of another corporation or entity by the Company as duly approved by the Board of Directors.

“Qualified Equity Financing Conversion Date” shall have the meaning specified in Section 14.02(c).

“Qualified Equity Financing Conversion Rate” means the conversion rate equal to US$1,000 divided by the per-share issuance price applicable to the new issuance of equity securities of the Company in the Qualified Equity Financing (subject to adjustment as set forth in this Indenture).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Ordinary Shares (directly or in the form of ADSs) (or other applicable security) have the right to receive any cash, securities or other property or in which the Ordinary Shares (directly or in the form of ADSs) (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Reference Price” means the higher of (i) US$3.07 per Class A Share, subject to the same adjustment to the Conversion Rate pursuant to this Indenture and (ii) the Current Market Price, in each case on the date of announcement of the issuance referred to under the provisions in Section 14.04(f).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regulation S” means Regulation S under the Securities Act or any successor to such regulation.

 “Relevant Jurisdiction” shall have the meaning specified in Section 4.07(a).

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to The Bank of New York Mellon SA/NV, Luxembourg Branch.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.07(a).

 “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

 “Rule 144” means Rule 144 as promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.  Each of the Company’s Consolidated Affiliated Entities will be deemed to be a “subsidiary” for purposes of the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X.

“Specified Portion” means such portion of the Notes that upon conversion by a Holder will result in a number of ADSs (assuming delivery of the maximum number of ADSs due upon conversion that do not represent a fractional ADS) to be delivered to such Holder to equal to (x) seventy five percent (75%), fifty percent (50%) or twenty five percent (25%) multiplied by (y) the number of ADSs  calculated  as (i) the aggregate principal amount of the Notes issued on the date of this Indenture divided by (ii) US$1,000 and multiplied by (A) the Conversion Rate (in the case of conversion of the Notes pursuant to Section 14.01(a)) or (B) the Qualified Equity Financing Conversion Rate (in the case of conversion of the Notes pursuant to Section 14.01(b)), in each case, in effect immediately prior to the close of business on the relevant Conversion Date or the Qualified Equity Financing Conversion Date (as the case may be).

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Trading Day” means a day on which (i) trading in the ADSs (or other security for which a closing sale price must be determined) generally occurs on the New York Stock Exchange or, if the ADSs (or such other security) are not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs (or such other security) are then traded and (ii) a Last Reported Sale Price for the ADSs (or closing sale price for such other security) is available on such securities exchange or market; provided that if the ADSs (or such other security) are not so listed or traded, “Trading Day” means a Business Day.

 “transfer” shall have the meaning specified in Section 2.05(c) and Section 2.05(e), as applicable.

“Transfer Agent” shall have the meaning specified in Section 4.02.

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided,  however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

 “U.S. Person” shall have the meaning as such term is defined under Regulation S.

“Valuation Period” shall have the meaning specified in Section 14.04(c).

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01     Designation and Amount.  The Notes shall be designated as the “0% Convertible Senior Notes due 2021.”  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to US$70,000,000, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 14.02 and Section 15.04.

Section 2.02     Form of Notes.  The Notes and the Note Registrar’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in

Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture.  To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Common Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby.  Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Registrar in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture.  Payment of principal (including the Fundamental Change Repurchase Price, if applicable, and any premium payable hereunder) of the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03     Date and Denomination of Notes; No Regular Interest; Payments of Defaulted Amounts.  (a) The Notes shall be issuable in registered form without coupons in denominations of US$1,000 principal amount and integral multiples thereof.  Each Note shall be dated the date of its authentication and shall not bear regular interest, and the principal amount of the Notes will not accrete.

(b)        [RESERVED]

(c)        Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate of three percent per annum, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)         The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee in its sole discretion shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided.  Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid (at the Company’s expense), to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date.  Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)        The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04     Execution, Authentication and Delivery of Notes.  The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive or Senior Vice Presidents.  With the delivery of this Indenture, the Company is furnishing, and from time to time thereafter may furnish, a certificate substantially in the form of Exhibit B (an “Authorization Certificate”) identifying and certifying the incumbency and specimen (and/or facsimile) signatures of its active authorized Officers.  Until the Trustee receives a subsequent Authorization Certificate, the Trustee shall be entitled to conclusively rely on the last Authorization Certificate delivered to it for purposes of determining the relevant authorized Officers.  Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Note which has been duly authenticated and delivered by the Note Registrar.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Note Registrar for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Note Registrar in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

The Company Order shall specify the amount of Notes to be authenticated, the date on which the original issuance of such Notes is to be authenticated, the date on which the principal of such Notes will be payable and other terms relating to such Notes.  The Note Registrar shall thereupon authenticate and deliver said Notes to or upon the written order of the Company (as set forth in such Company Order).

The Note Registrar shall have the right to decline to authenticate and deliver any Notes under this Section (a) unless and until it receives from the Company a Company Order instructing it to so authenticate and deliver such Notes and, if requested by the Note Registrar, an Officers’ Certificate and an Opinion of Counsel in accordance with Section 17.06 hereof; (b) if the Note Registrar determines that such action may not lawfully be taken; or (c) if the Note Registrar determines that such action would expose the Note Registrar to personal liability, unless indemnity and/or security and/or pre-funding satisfactory to the Note Registrar against such liability is provided to the Note Registrar.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually or by facsimile by an authorized officer of the Note Registrar, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Note Registrar upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Note Registrar, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05     Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Common Depositary.  (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.  Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time.  The Bank of New York Mellon SA/NV, Luxembourg Branch is hereby initially appointed the “Note Registrar” and “Transfer Agent” for the purpose of registering Notes and transfers of Notes as herein provided.  The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Prior to the Distribution Compliance Period Termination Date, upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05(c), the Company shall execute, and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.  Following the Distribution Compliance Period Termination Date, upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and not bearing the restrictive legends required by the second paragraph of Section 2.05(c).

Prior to the Distribution Compliance Period Termination Date, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Note Registrar shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.  Following the Distribution Compliance Period Termination Date, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount but not bearing the restrictive legend required by the second paragraph of Section 2.05(c), upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Note Registrar shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Transfer Agent, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp, issue, transfer or similar tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.  The Company shall pay the ADS Depositary’s fees for issuance of the ADSs.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

The Trustee shall have no responsibility or obligation to any direct or indirect participant or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Common Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any direct or indirect participant or other Person (other than the Common Depositary and any other registered Holder of Notes) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Common Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Common Depositary subject to the customary procedures of Euroclear and Clearstream. The Trustee may rely and shall be fully protected in relying upon information furnished by the Common Depositary with respect to its direct or indirect participants.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among direct or indirect participants in any Global Note) other than to require delivery of such certificates as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b)        So long as the Notes are eligible for book-entry settlement with Euroclear and Clearstream, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Common Depositary or its nominee.  The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Common Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of Euroclear and Clearstream.

(c)        Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) shall, until no longer required by this Section 2.05(c), be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legends set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.05(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any such Note.

Until the date (the “Distribution Compliance Period Termination Date”) that is 40 days after the date hereof, any certificate evidencing a Note (and all securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE DATE HEREOF, MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOTE SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE DATE HEREOF, THE ACQUIRER:

(1)        REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS NOT A U.S. PERSON AND IS LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF NIO INC. (THE “COMPANY”), AND

(2)        AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE, HYPOTHECATE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE DATE HEREOF, EXCEPT:

(A)       TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)       PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)       TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

(D)       PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any certificate evidencing a Note (and all securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

PRIOR TO AUGUST 10, 2020, NO BENEFICIAL OWNER THAT PURCHASED A BENEFICIAL INTEREST IN THIS SECURITY UPON THE ORIGINAL ISSUANCE THEREOF MAY OFFER, SELL, PLEDGE, HYPOTHECATE OR OTHERWISE TRANSFER SUCH BENEFICIAL INTEREST EXCEPT IN ACCORDANCE WITH THE CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT BETWEEN NIO INC. AND THE PURCHASER NAMED THEREIN, DATED  FEBRUARY 6, 2020  (THE “SUBSCRIPTION AGREEMENT”).  ANY ATTEMPT BY SUCH BENEFICIAL OWNER TO OFFER, SELL, PLEDGE, HYPOTHECATE OR OTHERWISE TRANSFER SUCH BENEFICIAL INTEREST IN VIOLATION OF THIS RESTRICTION SHALL BE VOID.

No transfer of any Note prior to the Distribution Compliance Period Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

The Company shall promptly notify the Trustee and the ADS Depositary  in writing upon the occurrence of the Distribution Compliance Period Termination Date and after a registration statement, if any, with respect to the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Common Depositary to a nominee of the Common Depositary or by a nominee of the Common Depositary to the Common Depositary or another nominee of the Common Depositary or by the Common Depositary or any such nominee to a successor Common Depositary or a nominee of such successor Common Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Common Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Common Depositary in accordance with customary procedures of Euroclear and Clearstream and in compliance with this Section 2.05(c).

Initially, each Global Note shall be delivered by or on behalf of the Trustee to, and registered in the name of, the Common Depositary or its nominee for the accounts of Euroclear and Clearstream.

If (i) the Common Depositary notifies the Company at any time that the Common Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) either Euroclear or Clearstream, or a successor clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention to permanently cease business or does in fact do so, or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Note Registrar, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Note Registrar such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Common Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Note Registrar in writing.  Upon execution and authentication, the Note Registrar shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Note Registrar in accordance with standing procedures and existing instructions of the Common Depositary.  At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and existing instructions of the Common Depositary, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Note Registrar, to reflect such reduction or increase.

None of the Company, the Trustee, the Paying Agent, any agent of the Company or any agent of the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)        [RESERVED]

(e)        Any Note that is repurchased or owned by any Affiliate of the Company may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act in a transaction that results in such Note no longer being a “restricted security” (as defined under Rule 144 under the Securities Act).  The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Note Registrar for cancellation in accordance with Section 2.08.

Section 2.06     Mutilated, Destroyed, Lost or Stolen Notes.  In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon receipt of a Company Order, the Note Registrar shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen.  In every case the applicant for a substituted Note shall furnish to the Company and to the Note Registrar such security and/or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Note Registrar evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Note Registrar may authenticate any such substituted Note and deliver the same upon the receipt of such security and/or indemnity as the Note Registrar and the Company may require.  No service charge shall be imposed by the Company, the Transfer Agent, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp, issue, transfer or similar tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen.  In case any Note that has matured or is about to mature or has been surrendered for repurchase (and not withdrawn) in accordance with Article 15 or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company and to the Trustee such security and/or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, and the Trustee evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.  To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07     Temporary Notes.  Pending the preparation of Physical Notes, the Company may execute and the Note Registrar shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company.  Every such temporary Note shall be executed by the Company and authenticated by the Note Registrar upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes.  Without unreasonable delay, the Company shall execute and deliver to the Note Registrar Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Note Registrar shall upon receipt of a Company Order authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08     Cancellation of Notes Paid, Converted, Etc.  The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Note Registrar (including any of the Company’s agents, Subsidiaries or Affiliates), to be delivered and surrendered to the Note Registrar for cancellation.  All Notes delivered to the Note Registrar shall be canceled promptly by it, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture.  The Note Registrar shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such cancellation and disposition to the Company, at the Company’s written request in a Company Order.

Section 2.09     Common Code and ISIN Numbers.  The Company in issuing the Notes may use "Common Code" or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use "Common Code" or “ISIN” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee in writing of any change in the “Common Code” or "ISIN" numbers.

Section 2.10     [RESERVED]

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01     Satisfaction and Discharge.  This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Note Registrar for cancellation; or (ii) the Company has deposited with the Paying Agent or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or cash and ADSs (solely to satisfy the Company’s Conversion Obligation, if applicable), sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01     Payment of Principal and Premium.  (a) The Company covenants and agrees that it will cause to be paid the principal (including the Fundamental Change Repurchase Price, if applicable, and any premium payable hereunder) of each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

(b)        The Company covenants and agrees that it will cause to be paid a premium equal to (i) in the case of any payment of principal to be made on the Maturity Date or pursuant to Section 6.02, 2.0% of the outstanding principal amount of the Notes, or (ii) in the case of any payment of principal to be made on a Fundamental Change Repurchase Date, the aggregate interest that would have accrued on the outstanding principal amount of the Notes to be repurchased (or such portion thereof, as the case may be) over the period starting from (and including) the original date of issuance of the Notes and ending on (and including) the Fundamental Change Repurchase Date, if the Notes were to bear interest at a rate of 2.0% per annum (accruing daily and computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed in a 30-day month).  For the avoidance of doubt, any reference in this Indenture of the Notes in any context to the principal shall be deemed to include, without duplication, the premium contemplated by this Section 4.01(b) to the extent that, in such context, such premium is, was or would be payable pursuant to this Section 4.01(b).

Section 4.02     Maintenance of Office or Agency.  The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency (which will be the Corporate Trust Office initially) where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, provided,  however, that the legal service of process against the Company shall in no circumstance be made at an office or agency of the Trustee.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates (i) The Bank of New York Mellon, London Branch as the Paying Agent and Conversion Agent and the Corporate Trust Office and the office or agency of The Bank of New York Mellon in the Borough of Manhattan, The City of New York, each shall be considered as one such office or agency of the Company for each of the aforesaid purposes; and (ii) The Bank of New York Mellon SA/NV, Luxembourg Branch of Vertigo Building –  Polaris, 2-4 rue Eugène Ruppert, L-2453 Luxembourg as the Note Registrar and Transfer Agent.

Section 4.03     Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a trustee, so that there shall at all times be a trustee hereunder.

Section 4.04     Provisions as to Paying Agent.  (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)         that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable, and any premium payable hereunder) of the Notes for the benefit of the Holders of the Notes;

(ii)        that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable, and any premium payable hereunder) of the Notes when the same shall be due and payable; and

(iii)       that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held.

The Company shall, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable, and any premium payable hereunder) of the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable, and any premium payable hereunder) and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, one Business Day prior to the relevant due date.  The Paying Agent shall not be bound to make any payment until it has received, in immediately available and cleared funds, an amount which shall be sufficient to pay, as applicable, the aggregate amount of principal (including the Fundamental Change Repurchase Price, if applicable, and any premium payable hereunder) of the Notes when such principal shall become due and payable.  The Paying Agent shall not be responsible or liable for any delay in making the payment if it does not receive funds before 10:00 a.m. one Business Day prior to the payment date. The Company shall use reasonable efforts to procure that, before 10:00 a.m., New York City time, on the second Business Day before each payment date, the bank effecting payment for it has confirmed by facsimile to the Paying Agent the payment instructions relating to such payment.

(b)        If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable, and any premium payable hereunder) of the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable, and any premium payable hereunder) so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable, and any premium payable hereunder) of the Notes when the same shall become due and payable. Upon an Event of Default under Section 6.01(i) or Section 6.01(j) hereof, the Trustee shall automatically become the Paying Agent.

(c)        Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held by the Company in trust or by any Paying Agent as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)        Any money and ADSs deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal (including the Fundamental Change Repurchase Price, if applicable, and any premium payable hereunder) of any Note (or, in the case of ADSs, in satisfaction of the Conversion Obligation) and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable, and any premium payable hereunder) has become due and payable or such Conversion Obligation has become due shall be paid or delivered, as the case may be, to the Company on request of the

Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money and ADSs, and all liability of the Company as trustee thereof, shall thereupon cease; provided,  however, that the Trustee or such Paying Agent, before being required to make any such repayment or delivery, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money and ADSs remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and ADSs then remaining will be repaid or delivered to the Company.

Section 4.05     Existence.  Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. The Company shall promptly provide the Trustee with written notice of any change to its name, jurisdiction of incorporation or change to its corporate organization.

Section 4.06     [RESERVED]

Section 4.07     Additional Amounts.  (a) All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Indenture and the Notes, including, but not limited to, payments of principal (including, if applicable, the Fundamental Change Repurchase Price), premium, if any, payments of interest, if any, and deliveries of ADSs or any other consideration due on conversion of a Note (together with payments of cash for any Fractional ADS or other consideration) upon conversion of the Notes, shall be made without withholding, deduction or reduction for any other collection at source for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied (including any penalties and interest related thereto) (“applicable taxes”) by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, incorporated, organized or resident or doing business (each, as applicable, a “Relevant Taxing Jurisdiction”) or through which payment is made or deemed made (together with each Relevant Taxing Jurisdiction, a “Relevant Jurisdiction,” and in each case, any political subdivision or taxing authority thereof or therein) unless such withholding, deduction or reduction is required by law or by regulation or governmental policy having the force of law.  In the event that any such withholding, deduction or reduction is so required, the Company or any successor to the Company shall pay or deliver to each Holder such additional amounts of cash, ADSs or other consideration, as applicable (“Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner of the Notes after such withholding, deduction or reduction (and after deducting any taxes on the Additional Amounts) shall equal the amounts that would have been received by such beneficial owner had no such withholding, deduction or reduction been required; provided that no Additional Amounts shall be payable:

(i)         for or on account of:

(A)       any applicable  taxes that would not have been imposed but for:

(1)        the existence of any present or former connection between the relevant Holder or beneficial owner of such Note and the Relevant Jurisdiction, other than merely acquiring or holding such Note, receiving ADSs (together with the payment of cash for any Fractional ADS) or other consideration upon conversion of such Note or the receipt of payments or the exercise or enforcement of rights thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having had a permanent establishment therein;

(2)        the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable, and any premium payable hereunder) and interest on, such Note or the delivery of ADSs (together with payment of cash for any Fractional ADS) upon conversion of such Note became due and payable pursuant to the terms thereof or was made or duly provided for;

(3)        the failure of the Holder or beneficial owner to comply with a timely written request from the Company or any successor of the Company, addressed to the Holder, to the extent such Holder or beneficial owner is legally entitled, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner; or

(4)        the presentation of such Note (in cases in which presentation is required) for payment in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;

(B)       any estate, inheritance, gift, sale, transfer, personal property or similar applicable tax or any excise or similar taxes imposed with respect to a transfer;

(C)       any applicable tax that is payable otherwise than by withholding, deduction or reduction for any other collection at source from payments or deliveries under or with respect to the Notes;

(D)       any applicable tax required to be withheld or deducted under Sections 1471 to 1474 of the Code (or any amended or successor versions of such Sections) (“FATCA”), any regulations or other official guidance thereunder, any intergovernmental agreement or agreement pursuant to Section 1471(b)(1) of the Code entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement; or

(E)       any combination of applicable taxes referred to in the preceding clauses (A), (B), (C) or (D); or

(ii)        with respect to any payment of the principal of (including the Fundamental Change Repurchase Price, if applicable, and any premium payable hereunder), and interest on, such Note or the delivery of ADSs (together with payment of cash for any Fractional ADS) upon conversion of such Note to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.

(b)        If the Company or its successor becomes obligated to pay Additional Amounts with respect to any payment or delivery under or with respect to the Notes, the Company or its successor shall deliver to the Trustee and the Paying Agent, if other than the Trustee, on a date that is at least 30 days prior to the date of that payment or delivery (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company or its successor shall notify the Trustee and the Paying Agent promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officers’ Certificate must also set forth any other information reasonably necessary to enable the Paying Agent or the Conversion Agent, as the case may be, to pay Additional Amounts to Holders on the relevant payment date. The Trustee and the Paying Agent shall be entitled to rely solely on such Officers’ Certificate as conclusive proof that such payments are necessary. The Company or its successor shall provide the Trustee and the Paying Agent with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

(c)        The Company or its successor shall make all withholdings and deductions required by law and shall remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. Upon request, the Company or its successor shall provide to the Trustee an official receipt or, if official receipts are not obtainable, an Officers’ Certificate evidencing the payment of any applicable taxes so deducted or withheld. Copies of those receipts or other documentation, as the case may be, shall be made available by the Trustee to the Holders of the Notes upon written request.

(d)        Any reference in this Indenture or the Notes in any context to the delivery of ADSs (together with payment of cash for any Fractional ADS) or other consideration upon conversion of any Note or the payment of principal of (including the Fundamental Change Repurchase Price, if applicable) and any premium or interest, if any, on any Note or any other amount payable with respect to such Note, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable with respect to that amount pursuant to this Section 4.07.

(e)        Notwithstanding any other provisions, the Company or its successor, the Trustee and the Paying Agent shall be entitled to make any withholding or deduction pursuant to FATCA.

(f)        If the Company or its successor is required to make any deduction or withholding from any payments or deliveries with respect to the Notes, it will deliver to the Trustee official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted.

(g)        The foregoing obligations shall survive termination or discharge of this Indenture.

Section 4.08     Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.09     Compliance Certificate; Statements as to Defaults.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2019) an Officers’ Certificate stating that a review has been conducted of the Company’s activities under this Indenture and the Company has fulfilled its obligations hereunder, and whether the authorized Officers thereof have knowledge of any Default by the Company that occurred during the previous year that is then continuing and, if so, specifying each such Default and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Default if such Default is then continuing, an Officers’ Certificate setting forth the details of such Default, its status and the action that the Company is taking or proposing to take in respect thereof.  The Trustee shall have no responsibility to take any steps to ascertain whether any Event of Default or Default has occurred, and until (i) a Responsible Officer of the Trustee has received an Officers’ Certificate regarding such an occurrence, or (ii) the Trustee has received written notice at the Corporate Trust Office from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding regarding such an occurrence, the Trustee is entitled to assume, without liability, that no Event of Default or Default has occurred.

Section 4.10     Further Instruments and Acts.  The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01     Lists of Holders.  The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after July 26, 2020, and January 26, 2021, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Bank of New York Mellon SA/NV, Luxembourg Branch is acting as Note Registrar.

Section 5.02     Preservation and Disclosure of Lists.  The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting.  The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01     Events of Default.  The following events shall be “Events of Default” with respect to the Notes:

(a)        [RESERVED]

(b)        default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise (including, for the avoidance, the Fundamental Change Repurchase Price, if applicable, any premium due to the Holders hereunder and Additional Amounts, if any);

(c)        failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of five Business Days;

(d)        failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(c) when due and such failure continues for a period of five Business Days;

(e)        failure by the Company to comply with its obligations under Article 11;

(f)        failure by the Company for 60 days after written notice from the Trustee or by the Trustee at the request of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received by the Company, or after written notice from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04 has been received by the Company (which notice is to be copied to the Trustee in writing), to comply with any of its other agreements or obligations contained in the Notes or this Indenture;

(g)        default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of US$50 million (or the foreign currency equivalent thereof) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(h)        a final judgment for the payment of US$50 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary of the Company, which judgment is not paid, bonded or otherwise discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)         the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(j)         an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days; or

(k)        the ADSs (or other Common Equity or ADSs in respect of the Common Equity underlying the Note) have been suspended from trading on any of The New York Stock Exchange, The NASDAQ Global Select market or The NASDAQ Global Market (or any of their respective successors) for a period of ninety (90) consecutive trading days or for more than one hundred and eighty (180) trading days in any twelve (12)-month period.

Section 6.02     Acceleration; Rescission and Annulment.  If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, the Trustee may by notice in writing to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company and to the Trustee may, and the Trustee at the request of such Holders shall (subject to being indemnified and/or secured and/or pre-funded to its satisfaction), declare 100% of the principal of all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, notwithstanding anything contained in this Indenture or in the Notes to the contrary.  If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100% of the principal of all Notes shall become and shall automatically be immediately due and payable without any action on the part of the Trustee.  If an Event of Default occurs and is continuing, all agents of the Company appointed under this Indenture will be required to act on the direction of the Trustee.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on any overdue principal at the rate of three percent per annum) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.  Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03     [RESERVED]

Section 6.04     Payments of Notes on Default; Suit Therefor.  If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee acting in its own discretion or at the request of Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04 and subject to indemnity and/or security and/or pre-funding satisfactory to the Trustee, or upon demand of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04 (which demand is to be in writing, copied to the Trustee in writing), pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (including, for the avoidance of doubt, the Fundamental Change Repurchase Price, if applicable and any premium payable hereunder), with interest on any overdue principal at the rate of three percent per annum, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06.  If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, properly incurred expenses, properly incurred disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for compensation, properly incurred expenses, advances and properly incurred disbursements, including agents and counsel fees and expenses, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution.  To the extent that such payment of compensation, properly incurred expenses, advances and properly incurred disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name or as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, properly incurred expenses, properly incurred disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05     Application of Monies Collected by Trustee.  Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee, including to its agents and counsel, under Section 7.06 and any payments due to the Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the date due of the payments of such interest, with interest (to the extent that such interest is payable pursuant to the Indenture and has been collected by the Trustee) upon such overdue payments at the rate per annum borne by the Notes at such time (including, without duplication, any additional interest on such overdue payments pursuant to Section 6.04), such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate of three percent per annum, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price, any premium due to the Holders hereunder and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price); and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06     Proceedings by Holders.  Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price and premium due to the Holders hereunder) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)        such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)        Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)        such Holders shall have offered to the Trustee such security and/or indemnity and/or pre-funding satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d)        the Trustee for 30 days after its receipt of such notice, request and offer of security and/or indemnity and/or pre-funding, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)        no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 30-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein).  For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable, and any premium payable hereunder) of, and (y) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07     Proceedings by Trustee.  In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08     Remedies Cumulative and Continuing.  Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09     Direction of Proceedings and Waiver of Defaults by Majority of Holders.  The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided,  however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  The Trustee may refuse to follow any direction that would involve the Trustee in personal liability, or if it is not provided with security and/or indemnity and/or pre-funding to its satisfaction, or that the Trustee determines is unduly prejudicial to the rights of any other Holder.  In addition, the Trustee will not be required to expend its own funds under any circumstances.  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal (including, if applicable, the Fundamental Change Repurchase Price) of the Notes when due that has not been cured pursuant to the provisions of Section 6.02, (ii) a failure by the Company to pay or deliver, or cause to be delivered, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected.  Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10     Notice of Defaults and Events of Default.  If a Default or Event of Default occurs and is continuing and is notified in writing to the Trustee, the Trustee shall, within 90 days after the occurrence and continuance of such Default or Event of Default, mail to all Holders (at the Company’s expense) as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults so notified in writing, unless such Defaults shall have been cured or waived before the giving of such notice; provided that the Trustee shall not be deemed to have knowledge of any occurrence of a Default or Event unless it has received written notice.

Except in the case of a Default in the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable, and any premium payable hereunder) any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee’s board of directors, a Responsible Officer, an executive committee or a committee of Responsible Officers of the Trustee (in its sole discretion) in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11     Undertaking to Pay Costs.  All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess costs, including attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by or against the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of any Note (including, but not limited to, the Fundamental Change Repurchase Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01     Duties and Responsibilities of Trustee.  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations will be read into the Indenture against the Trustee.  In case an Event of Default, of which the Trustee has actual written notice, has occurred that has not been cured or waived the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security and/or pre-funding satisfactory to it against the costs, liabilities or expenses that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)        prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)         the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)        in the absence of gross negligence and willful misconduct on the part of the Trustee, as proven in a final decision of a court of competent jurisdiction, the Trustee may conclusively and without liability rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts, statements, opinions or conclusions stated therein);

(b)        the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved in a final decision in a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)        the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)        whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)        the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)        if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively and without liability rely on its failure to receive such notice as reason to act as if no such event occurred;

(g)        [RESERVED]

(h)        the rights, immunities, privileges, disclaimers from liability and protections (including the right to compensation and indemnity) afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Note Registrar, Paying Agent, Conversion Agent or Transfer Agent;

(i)         the Trustee shall have no duty to inquire, no duty to determine and no duty to monitor as to the performance of the Company’s covenants in this Indenture or the financial performance of the Company; the Trustee shall be entitled to assume, until it has received written notice in accordance with this Indenture, that the Company is properly performing its duties hereunder;

(j)         the Trustee shall be under no obligation to enforce any of the provisions of this Indenture unless it is instructed by Holders of at least 25% of the aggregate principal amount of outstanding Notes and is provided with security and/or indemnity and/or pre-funding satisfactory to it;

(k)        the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security and/or pre-funding satisfactory to it against any costs, expenses and liabilities that might be incurred by it in compliance with such requests or direction.

(l)         before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel prepared and delivered at the cost of the Company conforming to Section 17.06 and the Trustee and the Agents may rely conclusively on such certificate or opinion and will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel;

(m)       in connection with the exercise by it of its trusts, powers, authorities or discretions (including, without limitation, any modification, waiver, authorization or determination), the Trustee shall have regard to the general interests of the Holders as a class but shall not have regard to any interests arising from circumstances particular to individual Holders (whatever their number) and in particular, but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities or discretions for individual Holders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any country, state or territory; and

(n)        the Trustee is not obliged to do or omit to do anything which in its reasonable opinion, would or may be illegal or would constitute a breach of any fiduciary duty or duty of confidentiality, or any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organization to which the Trustee is subject.  The Trustee may without liability to do anything which is, in its reasonable opinion, necessary to comply with any such law, directive or regulations.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02     Reliance on Documents, Opinions, Etc.  Except as otherwise provided in Section 7.01:

(a)        the Trustee may conclusively and without liability rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)        any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)        the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)        the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)        the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, delegates, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, delegate, representative, custodian, nominee or attorney appointed by it with due care hereunder;

(f)        the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g)        under no circumstances and notwithstanding any contrary provision included herein, neither the Trustee, the Paying Agent, the Conversion Agent nor the Note Registrar shall be responsible or liable for special, indirect, punitive, or consequential damages or loss of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any of them have been advised of the likelihood of such loss or damage and regardless of the form of action; this provision shall remain in full force and effect notwithstanding the discharge of the Notes, the termination of this Indenture or the resignation, replacement or removal of the Trustee, the Paying Agent, the Conversion Agent and the Note Registrar;

(h)        the Trustee, the Paying Agent, the Conversion Agent and the Note Registrar may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of New York; furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or New York or if, in its opinion based on such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in New York or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power;

(i)         the Company understands that The Bank of New York Mellon Corporation is a global financial organization that operates in and provides services and products to clients through its affiliates, branches, representative offices and/or subsidiaries located in multiple jurisdictions (collectively, the “BNY Mellon Group” and each a “BNY Mellon Entity”).  The BNY Mellon Group may: (i) use and/or centralize in one or more BNY Mellon Entity in connection with its performance of the functions, duties and services provided and any other obligations under this Indenture and/or the Notes and in certain other activities (the “Centralized Functions”), including, without limitation, audit, accounting, tax, administration, risk management, credit, legal, compliance, operation, sales and marketing, product communication, relationship management, information technology, records and data storage, performance measurement, data aggregation and the compilation and analysis of information and data regarding the Company (which, for purposes of this sub-Section 7.02(i), includes the name and business contact information for the employees and representatives of the Company and any personal data) and the accounts established pursuant to the transactions contemplated in this Indenture and/or the Notes (“Client Information”); and (ii) use third party service providers to store, maintain and process Client Information (“Outsourced Functions”).  Notwithstanding anything to the contrary contained elsewhere in this Indenture and/or the Notes and solely in connection with the Centralized Functions and/or Outsourced Functions, the Company consents to the: (i) collection, use and storage of, and authorizes the BNY Mellon Group to collect, use and store, Client Information within and outside of any jurisdiction, including without limitation Australia, the European Economic Area, Hong Kong, the PRC, Japan, Singapore, India, the British Virgin Islands and the United States of America; and (ii) disclosure of, and authorizes the BNY Mellon Group to disclose, Client Information to: (A) any other BNY Mellon Entity (and their respective officers, directors and employees); and (B) third-party service providers (but solely in connection with Outsourced Functions) who are required to maintain the confidentiality of Client Information.  In addition, the BNY Mellon Group may aggregate Client Information with other data collected and/or calculated by the BNY Mellon Group, and the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Client Information with the Company specifically.  The Company represents to the BNY Mellon Group that it is authorized to consent to the foregoing and that the disclosure of Client Information in connection with the Centralized Functions and/or Outsourced Functions does not violate any relevant data protection legislation.  The Company also consents to the disclosure of Client Information to governmental, tax, regulatory, law enforcement and other authorities in jurisdictions where the BNY Mellon Group operates and otherwise as required by law, rule, or guideline (including any tax and swap trade data reporting regulations);

(j)         the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(k)        the Trustee may request that the Company deliver Officers' Certificates setting forth the names of individuals and their titles and specimen signatures of officers authorized at such time to take specified actions pursuant to this Indenture,  which Officers'  Certificates may be signed by any Person authorized to sign an Officers' Certificate,  as the case may be, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(l)         the Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers;

(m)       the Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction, in accordance with Section 6.09, of the Holders of not less than a  majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 as to the time,  method and place of conducting any proceeding for any remedy available to the Trustee or the exercising of any power conferred by this Indenture; and

(n)        the Trustee shall not be responsible or any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness of such information.

Section 7.03     No Responsibility for Recitals, Etc.  The recitals, statements, warranties and representations contained herein and in the Notes (except in the Note Registrar’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the accuracy or correctness of the same or for any failure by the Company or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Note Registrar in conformity with the provisions of this Indenture.  Notwithstanding the generality of the foregoing, each Holder shall be solely responsible for making its own independent appraisal of, and investigation into, the financial condition, creditworthiness, condition, affairs, status and nature of the Company, and the Trustee shall not at any time have any responsibility for the same and each Holder shall not rely on the Trustee in respect thereof.

Section 7.04     Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes.  The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may engage in business and contractual relationships with the Company or its Affiliates and may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar, and nothing herein shall obligate any of them to account for any profits earned from any business or transactional relationship.

Section 7.05     Monies to Be Held in Trust.  All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money held by the Trustee in trust or by the Paying Agent hereunder need not be segregated from other funds except to the extent required by law.  Neither the Trustee nor the Paying Agent shall be under any liability for interest on any money received by it hereunder.

Section 7.06     Compensation and Expenses of Trustee.  (a) The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company (which sum shall be paid free and clear of deduction and withholding on account of taxation, set-off and counterclaim), and the Company will pay or reimburse the Trustee upon its request for all properly incurred expenses, disbursements and advances properly incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the compensation and the properly incurred expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as proven in a final decision in a court of competent jurisdiction.  The Company also covenants to indemnify the Trustee (which for the purposes of this Section 7.06 shall be deemed to include its officers, directors, agents and employees) in any capacity under this Indenture (including without limitation as Note Registrar, Transfer Agent, Conversion Agent and Paying Agent) and any other document or transaction entered into in connection herewith, and to hold it harmless against, any loss, claim, damage, liability or expense (whether arising from third party claims or claims by or against the Company) incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, as the case may be, as proven in a final decision of a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the process of enforcing this indemnity.  The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes.  The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company.  The indemnity under this Section 7.06(a) is payable upon demand by the Trustee.  The obligation of the Company under this Section 7.06(a) shall survive the satisfaction and discharge of the Notes, the termination or discharge of this Indenture and the resignation, replacement or removal or the Trustee.  The indemnification provided in this Section 7.06(a) shall extend to the officers, directors, agents and employees of the Trustee.  Subject to Section 7.02(e), any negligence or misconduct of any agent, delegate, attorney or representative, in each case, of the Trustee, shall not affect indemnification of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.  If a Default or Event of Default shall have occurred or if the Trustee finds it expedient or necessary or is requested by the Company and/or the Holders to undertake duties which are of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Indenture, the Company will pay such additional remuneration as the Company and the Trustee may separately agree in writing.

(b)        The Paying Agent, the Conversion Agent and the Note Registrar shall be entitled to the compensation to be agreed upon in writing with the Company for all services rendered by it under this Indenture, and the Company agrees promptly to pay such compensation and to reimburse the Paying Agent, the Conversion Agent and the Note Registrar for its out-of-pocket expenses (including fees and expenses of counsel) properly incurred by it in connection with the services rendered by it under this Indenture.  The Company hereby agrees to indemnify the Paying Agent, the Conversion Agent and the Note Registrar and their respective officers, directors, agents and employees and any successors thereto for, and to hold it harmless against, any loss, liability or expense (including fees and expenses of counsel) properly incurred without gross negligence or willful misconduct on its part arising out of or in connection with its acting as the Paying Agent, the Conversion Agent and the Note Registrar hereunder.  The obligations of the Company under this paragraph (b) shall survive the payment of the Notes, the termination or discharge of the Indenture and the resignation, replacement or removal of the Paying Agent, the Conversion Agent and the Note Registrar.

Section 7.07     Officers’ Certificate as Evidence.  Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08     Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least US$50,000,000.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09     Resignation or Removal of Trustee.  (a) The Trustee may at any time resign by giving 60 days written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the Note Register.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may appoint a successor trustee on behalf of and at the expense of the Company or it may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)        In case at any time any of the following shall occur:

(i)         the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)        the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)        The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)        Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10     Acceptance by Successor Trustee.  Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due to it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register.  If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.11     Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor note registrar, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Note Registrar may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Note Registrar shall have; provided,  however, that the right to adopt the certificate of authentication of any predecessor note registrar or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12     Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01     Action by Holders.  Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.  Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action.  The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02     Proof of Execution by Holders.  Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.  The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03     Who Are Deemed Absolute Owners.  The Company, the Trustee, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of (subject to Section 2.03) such Note, for the purpose of conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary.  All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or ADSs so paid or delivered, effectual to satisfy and discharge the liability for monies payable or ADSs deliverable upon any such Note.  Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Common Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture and such Holder’s rights under Article 6 of this Indenture.

Section 8.04     Company-Owned Notes Disregarded.  In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary or Consolidated Affiliated Entity thereof or by any Affiliate of the Company or any Subsidiary or Consolidated Affiliated Entity thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes in respect of which a Responsible Officer is notified in writing shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish its right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary or Consolidated Affiliated Entity thereof or an Affiliate of the Company or a Subsidiary or Consolidated Affiliated Entity thereof.  Within five days of acquisition of the Notes by any of the above described persons or entities or at the request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05     Revocation of Consents; Future Holders Bound.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note.  Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01     Purpose of Meetings.  A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)        to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)        to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)        to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)        to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02     Call of Meetings by Trustee.  The Trustee may (in its sole discretion and without obligation) at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Note Register.  Such notice shall also be mailed to the Company.  Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03     Call of Meetings by Company or Holders.  In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Company to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Company shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Trustee or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

Section 9.04     Qualifications for Voting.  To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05     Regulations.  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each US$1,000 principal amount of Notes held or represented by him or her; provided,  however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders.  Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Holders of the Notes, shall be conclusive evidence of the matters in them.  Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Section 9.06     Voting.  The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02.  The record shall show the principal amount of the Notes voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07     No Delay of Rights by Meeting.  Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01   Supplemental Indentures Without Consent of Holders.  The Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense and direction, may from time to time and at any time amend or supplement this Indenture or the Notes for one or more of the following purposes:

(a)        to cure any ambiguity, omission, defect or inconsistency;

(b)        to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture and the Notes pursuant to Article 11;

(c)        to add guarantees with respect to the Notes;

(d)        to secure the Notes;

(e)        to add to the covenants or Events of Defaults of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f)        upon the occurrence of any transaction or event described in Section 14.07(a), to (i) provide that the Notes are convertible into Reference Property, subject to Section 14.02, and (ii) effect the related changes to the terms of the Notes described under Section 14.07(a), in each case, in accordance with Section 14.07;

(g)        to make any change that does not adversely affect the rights of any Holder; or

(h)        comply with the rules of the Euroclear and Clearstream.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such amendment or supplement to this Indenture or the Notes, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.  The Trustee shall seek an Officers’ Certificate and an Opinion of Counsel, at the Company’s expense, that any such amendment or supplement to this Indenture or the Notes is authorized and permitted by the terms of this Indenture and not contrary to law.

Any amendment or supplement to this Indenture or the Notes authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02   Supplemental Indentures with Consent of Holders.  With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided,  however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)        reduce the amount of Notes whose Holders must consent to an amendment or waiver;

(b)        reduce the rate of or extend the stated time for payment of interest on any Note;

(c)        reduce the principal of or extend the Maturity Date of any Note;

(d)        make any change that adversely affects the conversion rights of any Notes;

(e)        reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)        make any Note payable in a currency other than U.S. dollars;

(g)        change the ranking of the Notes;

(h)        impair the right of any Holder to receive payment of principal and interest (if any) on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note;

(i)         change the Company’s obligation to pay Additional Amounts on any Note; or

(j)         make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless (i) the Trustee has not received an Officers’ Certificate and an Opinion of Counsel that such supplemental indenture is authorized and permitted by the terms of this Indenture and not contrary to law or (ii) such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture.  It shall be sufficient if such Holders approve the substance thereof.  After any supplemental indenture becomes effective under Section 10.01 or Section 10.02, the Company shall mail to the Holders a notice briefly describing such supplemental indenture.  However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03   Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04   Notation on Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the

Company’s expense, bear a notation in form approved by the Note Registrar as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Note Registrar upon receipt of a Company Order and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05   Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee.  In addition to the documents required by Section 17.06, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and is not contrary to law.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01   Company May Consolidate, Etc. on Certain Terms.  Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the Company, its Subsidiaries and its Consolidated Affiliated Entities, taken as a whole, to another Person, unless:

(a)        the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts pursuant to Section 4.07);

(b)        if the Company will not be the resulting or surviving corporation, the Company shall have, at or prior to the effective date of such transaction, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the execution and delivery of the supplemental indenture do not conflict with the requirements set forth in the Indenture and that all conditions precedent to the execution and delivery of such supplemental indenture have been satisfied; and

(c)        immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the assets of one or more Subsidiaries or Consolidated Affiliated Entities of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries or Consolidated Affiliated Entities, would constitute all or substantially all of the assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the consolidated assets of the Company to another Person.

Section 11.02   Successor Corporation to Be Substituted.  In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of all of the Notes (including, for the avoidance of doubt, any Additional Amounts), the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes (including, for the avoidance of doubt, any Additional Amounts) and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Note Registrar; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Note Registrar shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Note Registrar for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Note Registrar for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03   Opinion of Counsel to Be Given to Trustee.  No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11, that all conditions precedent thereto have been satisfied and that the Notes and such supplemental indenture are the legal, valid and binding obligations of the Successor Company, enforceable against it in accordance with its terms, subject to customary assumptions, qualifications, and exceptions.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01   Indenture and Notes Solely Corporate Obligations.  No recourse for the payment of the principal of any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 13

INTENTIONALLY OMITTED

ARTICLE 14

CONVERSION OF NOTES

Section 14.01   Conversion Privilege.  Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, (a) to convert all or any Specified Portion of the principal amount of such Note at any time on or after August 10, 2020 and prior to the close of business on the second Business Day immediately preceding the Maturity Date into ADSs at an initial conversion rate of 325.733 ADSs (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per US$1,000 principal amount of Notes, or (b) to convert all or any Specified Portion of the principal amount of such Note at any time on or after the completion date of any Qualified Equity Financing and prior to the close of business on the tenth (10th) day immediately following the completion of such Qualified Equity Financing into ADSs at Qualified Equity Financing Conversion Rate per US$1,000 principal amount of Notes (in each case, subject to the settlement provisions of Section 14.02, the “Conversion Obligation”), provided that no Holder or beneficial owner of a Note shall have the right to receive ADSs on or prior to the Distribution Compliance Period Termination Date and further provided that if a Holder or a beneficial owner is prevented from receiving any ADSs to which it would otherwise be entitled pursuant to this Section 14.01, the Company’s obligation to deliver such ADSs shall not be extinguished, and the Company shall deliver such ADSs within one Business Day following the occurrence of the Distribution Compliance Period Termination Date in accordance with the last sentence of Section 14.02(c).

Section 14.02   Conversion Procedure; Settlement Upon Conversion.

(a)        Upon conversion of any Note, the Company shall cause to be delivered to the converting Holder, in respect of each US$1,000 principal amount of Notes being converted, a number of ADSs equal to the Conversion Rate or Qualified Equity Financing Conversion Rate (as the case may be) in effect immediately prior to the close of business on the relevant

Conversion Date or the Qualified Equity Financing Conversion Date (as the case may be), together with a cash payment, if applicable, in lieu of any fractional ADSs (“Fractional ADSs”) (assuming delivery of the maximum number of ADSs due upon conversion that do not represent a fractional ADS) in accordance with subsection (j) of this Section 14.02, on the third Business Day immediately following the relevant Conversion Date or the Qualified Equity Financing Conversion Date (as the case may be); provided that, if a Conversion Date occurs after the Ordinary Shares have been replaced by the Reference Property consisting solely of cash in accordance with Section 14.07, the Company shall cause the consideration due in respect of the conversion to be paid to the converting Holder on the tenth Business Day immediately following the related Conversion Date.  For the avoidance of doubt, neither the Trustee nor any Agent shall have any responsibility to deliver ADSs upon conversion of any Note to any person or deal with cash payments in relation to conversions, except for cash payments in lieu of any fractional ADS.

(b)        Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Euroclear and Clearstream in effect at that time and complete, manually sign and deliver a duly completed irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver a duly completed irrevocable Notice of Conversion to the Conversion Agent at the specified office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any ADSs to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the specified office of the Conversion Agent and (3) if required, furnish appropriate endorsements and transfer documents.  The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion or the date set forth in clause (ii) of Section 14.01(c), as the case may be.  No Notice of Conversion with respect to any Notes may be delivered and no Notes may be surrendered by a Holder for conversion thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.  A Notice of Conversion shall be deposited in duplicate at the office of any Conversion Agent on any Business Day from 9:00 a.m. to 3:00 p.m. at the location of the Conversion Agent to which such Notice of Conversion is delivered.  Any Notice of Conversion and any Physical Note (if issued) deposited outside the hours specified or on a day that is not a Business Day at the location of the Conversion Agent shall for all purposes be deemed to have been deposited with that Conversion Agent between 9:00 a.m. and 3:00 p.m. on the next Business Day.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.  None of the Agents of the Trustee shall have any responsibility whatsoever with respect to the issuance and delivery of the ADSs to the converting Holder.

(c)        A Note shall be deemed to have been converted (i) in the case of conversion pursuant to Section 14.01(a), immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above or (ii) in the case of conversion pursuant to Section 14.01(b), on the tenth (10th) day after the completion of the Qualified Equity Financing (the “Qualified Equity Financing Conversion Date”).  Notwithstanding clause (ii) in the immediately preceding sentence, the Person in whose name the certificate for any ADSs deliverable upon conversion made pursuant to Section 14.01(b) is to be registered shall be treated as a holder of record, as between the Company and such holder, of such ADSs as of the close of business on the date that the Holder has complied with the requirements set forth in subsection (b) above. The Company shall issue or cause to be issued, and deliver or cause to be delivered to such converting Holder, or such converting Holder’s nominee or nominees, certificates or a book-entry transfer through Euroclear and Clearstream for the full number of ADSs to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d)        In case any Note shall be surrendered for partial conversion, the Company shall execute and instruct the Note Registrar who shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)        If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp, issue, transfer or similar tax due on the delivery of the ADSs upon conversion of the Notes (or the issuance of the underlying Ordinary Shares), unless the tax is due because the Holder requests such ADSs (or such Ordinary Shares) to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.  The Conversion Agent may refuse to deliver the certificates representing the ADSs (or the Ordinary Shares) being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.  The Company shall pay the ADS Depositary’s fees for issuance of the ADSs.

(f)        Except as provided in Section 14.04, no adjustment shall be made for dividends on any ADSs delivered upon the conversion of any Note as provided in this Article 14.

(g)        Upon the conversion of an interest in a Global Note, the Trustee shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)        Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below.  The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date or the Qualified Equity Financing Conversion Date (as the case may be).  As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date or the Qualified Equity Financing Conversion Date (as the case may be) shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(i)         The Person in whose name the certificate for any ADSs delivered upon conversion is registered shall be treated as a holder of record, as between the Company and such holder, of such ADSs as of the close of business on the relevant Conversion Date.  Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j)         The Company shall not issue any Fractional ADS upon conversion of the Notes and shall instead pay cash in lieu of any Fractional ADS deliverable upon conversion based on the Last Reported Sale Price of the ADSs on the relevant Conversion Date or the Qualified Equity Financing Conversion Date (as the case may be) (or if such Conversion Date or Qualified Equity Financing Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(k)        In accordance with the Deposit Agreement, the Company shall issue to the ADS Custodian such Ordinary Shares required for the issuance of the ADSs upon conversion of the Notes, plus written delivery instructions (if requested by the ADS Depositary or the ADS Custodian) for such ADSs, shall deliver such legal opinions and any other information or documentation and any additional forms compliant with the procedures of the Depository Trust Company with respect to such conversion of Notes and shall comply with the Deposit Agreement, as required by the ADS Depositary or the ADS Custodian in connection with each issue of Ordinary Shares and issuance and delivery of ADSs.  Without prejudice to the generality of the preceding sentence, when issuing Ordinary Shares for purposes of a conversion prior to August 10, 2020 the Company shall confirm in writing to the ADS Depositary that the conversion is taking place following and in connection with a Qualified Equity Financing and shall specify in such written confirmation the applicable Qualified Equity Financing Conversion Date.

Section 14.03   [RESERVED]

Section 14.04   Adjustment of Conversion Rate.  If the number of Ordinary Shares represented by the ADSs is changed, after the date of this Indenture, for any reason other than one or more of the events described in this Section 14.04, the Company shall make an appropriate adjustment to the Conversion Rate and the Qualified Equity Financing Conversion Rate such that the number of Ordinary Shares represented by the ADSs upon which conversion of the Notes is based remains the same.

Notwithstanding the adjustment provisions described in this Section 14.04, if the Company distributes to holders of the Ordinary Shares any cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company (but excluding Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs shall represent, in addition to Ordinary Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company, then an adjustment to the Conversion Rate described in this Section 14.04 shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such adjustment to the Conversion Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Ordinary Shares.  However, in the event that the Company issues or distributes to all holders of the Ordinary Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Company shall adjust the Conversion Rate pursuant to Section 14.04(b) (in the case of Expiring Rights entitling holders of the Ordinary Shares for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase Ordinary Shares or ADSs) or Section 14.04(c) (in the case of all other Expiring Rights).

For the avoidance of doubt, if any event described in this Section 14.04 results in a change to the number of Ordinary Shares represented by the ADSs, then such a change shall be deemed to satisfy the Company’s obligation to effect the relevant adjustment to the Conversion Rate on account of such event to the extent such change produces the same economic result as the adjustment to the Conversion Rate that would otherwise have been made on account of such event.

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the ADSs and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of ADSs equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.  Neither the Trustee nor the Conversion Agent shall have any responsibility to monitor the accuracy of any calculation of any adjustment to the Conversion Rate and the same shall be conclusive and binding on the Holders, absent manifest error.  Notice of such adjustment to the Conversion Rate shall be given by the Company promptly to the Holders, the Trustee and the Paying Agent and Conversion Agent and shall be conclusive and binding on the Holders, absent manifest error.

(a)        If the Company exclusively issues Ordinary Shares as a dividend or distribution on the Ordinary Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;
CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such effective date, as applicable;
OS0	=	the number of Ordinary Shares outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such effective date, as applicable; and
OS1	=	the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)        If the Company issues to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than the average of the Last Reported Sale Prices of the Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for the ADSs for such issuance;
CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;
OS0	=	the number of Ordinary Shares outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of Ordinary Shares (directly or in the form of ADSs) deliverable pursuant to such rights, options or warrants; and
Y	=

the number of Ordinary Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the quotient of (a) the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants divided by (b) the number of Ordinary Shares then represented by one ADS.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for the ADSs for such issuance.  To the extent that Ordinary Shares or ADSs are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered (directly or in the form of ADSs).  If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such the Record Date for the ADSs for such issuance had not occurred.

For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than such average of the Last Reported Sale Prices of the Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Ordinary Shares or ADSs, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)        If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for the ADSs for such distribution;
CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;
SP0	=

the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding Ordinary Share (directly or in the form of ADSs) on the Record Date for the ADSs for such distribution.

Any increase made under the foregoing portion of this Section 14.04(c) above shall become effective immediately after the close of business on the Record Date for the ADSs for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each US$1,000 principal amount thereof, at the same time and upon the same terms as holders of the ADSs receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of ADSs equal to the Conversion Rate in effect on the Record Date for the ADSs for the distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares (directly or in the form of ADSs) of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the close of business on the last Trading Day of the Valuation Period;
FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares (directly or in the form of ADSs) applicable to one Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to the ADSs were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur immediately after the close of business on the last Trading Day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 14.04(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Rate.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of the Ordinary Shares (directly or in the form of ADSs) entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Ordinary Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Ordinary Share redemption or purchase price received by a holder or holders of Ordinary Shares (directly or in the form of ADSs) with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares (directly or in the form of ADSs) as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A)       a dividend or distribution of Ordinary Shares (directly or in the form of ADSs) to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B)       a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any Ordinary Shares (directly or in the form of ADSs) included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such effective date, as applicable” within the meaning of Section 14.04(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 14.04(b).

(d)        If any cash dividend or distribution is made to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for the ADSs for such dividend or distribution;
CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;
SP0	=

the Last Reported Sale Price of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per Ordinary Share the Company distributes to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs).

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the close of business on the Record Date for the ADSs for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each US$1,000 principal amount of Notes, at the same time and upon the same terms as holders of the ADSs, the amount of cash that such Holder would have received if such Holder owned a number of ADSs equal to the Conversion Rate on the Record Date for the ADSs for such cash dividend or distribution.

(e)        If the Company or any of its Subsidiaries or Consolidated Affiliated Entities makes a payment in respect of a tender or exchange offer for the Ordinary Shares (directly or in the form of ADSs), to the extent that the cash and value of any other consideration included in the payment per Ordinary Share exceeds the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=

the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=

the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Ordinary Shares or ADSs, as the case may be, purchased in such tender or exchange offer;

OS0	=

the number of Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer);

OS1	=

the number of Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer); and

SP1	=

the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 14.04(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, the Conversion Date in determining the Conversion Rate.  For the avoidance of doubt, no adjustment to the Conversion Rate under this Section 14.04(e) shall be made if such adjustment would result in a decrease in the Conversion Rate.

(f)        If and whenever the Company shall issue any Ordinary Shares or ADSs (other than any issuance pursuant to the Notes or on the exercise of any other rights, existing as of the date of this Indenture, of conversion into, or exchange or subscription for, Ordinary Shares or ADSs) or issue or grant options, warrants or other rights to purchase, subscribe, convert into, exercise or exchange for Ordinary Shares or ADSs (the “Relevant Securities”, which for the purposes of this definition only excludes any Ordinary Shares, ADSs, option, warrant or other rights to purchase, subscribe, convert  into, exercise or exchange for Ordinary Shares or ADSs issued or granted in accordance with any employee incentive plan of the Company), in each case at a consideration per ADS (on an as-converted and as-exercised basis and, in the case of any issuance of Ordinary Shares, such issue price per Ordinary Share multiplied by the applicable number of Ordinary Shares then represented by each ADS) which is less than the Reference Price, the Conversion Rate shall be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the date of issue of the Relevant Securities;
CR1	=	the Conversion Rate in effect as from the date of issue of the Relevant Securities;
A	=	the number of Ordinary Shares in issue immediately before the issue of the Relevant Securities;
B	=

the number of Ordinary Shares which the aggregate consideration receivable for the issue of the Relevant Securities would purchase at the price equal to (x) Reference Price, multiplied by (y) the applicable number of Ordinary Shares then represented by each ADS; and

C	=	the number of Ordinary Shares in issue immediately after the issue of the Relevant Securities,

provided that references to the number of Ordinary Shares in the above formula shall include all the Ordinary Shares to be issued assuming that all options, warrants or other rights to purchase, subscribe, convert into, exercise or exchange for Ordinary Shares or ADSs are exercised in full at the initial exercise price on the date of issue of such options, warrants or other rights.

(g)        Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Ordinary Shares or ADSs or any securities convertible into or exchangeable for Ordinary Shares or ADSs or the right to purchase Ordinary Shares or ADSs or such convertible or exchangeable securities.

(h)        In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Ordinary Shares or the ADSs or rights to purchase Ordinary Shares or ADSs in connection with a dividend or distribution of Ordinary Shares or ADSs (or rights to acquire Ordinary Shares or ADSs) or similar event.

(i)         Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i)         upon the issuance of any Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares or ADSs under any plan;

(ii)        upon the issuance of any Ordinary Shares or ADSs or options or rights to purchase those Ordinary Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries or Consolidated Affiliated Entities;

(iii)       upon the issuance of any Ordinary Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)       solely for a change in the par value of the Ordinary Shares; or

(v)        for accrued and unpaid interest, if any.

(j)         All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of an ADS.

(k)        Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Indenture.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)         For purposes of this Section 14.04, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs), but shall include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.

(m)       For purposes of this Section 14.04, the “effective date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

Section 14.05   Adjustments of Prices.  Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices over a span of multiple days, the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective pursuant to Section 14.04, or any event requiring an adjustment to the Conversion Rate pursuant to Section 14.04 where the Record Date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period when such Last Reported Sale Prices are to be calculated.

Section 14.06   Ordinary Shares to Be Fully Paid.  The Company shall provide, free from preemptive rights, out of its authorized but unissued Ordinary Shares or Ordinary Shares held in treasury, a sufficient number of Ordinary Shares that corresponds to the number of ADSs due upon conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of Ordinary Shares, all such Notes would be converted by a single Holder).

Section 14.07   Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.

(a)        In the case of:

(i)         any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination),

(ii)        any consolidation, merger, combination or similar transaction involving the Company,

(iii)       any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries and Consolidated Affiliated Entities substantially as an entirety or

(iv)       any statutory share exchange,

in each case, as a result of which the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(f) providing that, at and after the effective time of such Merger Event, the right to convert each US$1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one ADS is entitled to receive) upon such Merger Event; provided,  however, that at and after the effective time of the Merger Event the number of ADSs otherwise deliverable upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of ADSs would have been entitled to receive in such Merger Event.

If the Merger Event causes the Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the ADSs and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one ADS.  The Company shall provide written notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Article 14 (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of Common Equity (however evidenced) or depositary receipts in respect thereof).  If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Merger Event, then such other Person shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders of the Notes, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change pursuant to Section 15.02, as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b)        [RESERVED]

(c)        The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 14.07.  None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into ADSs as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.

(d)        The above provisions of this Section shall similarly apply to successive Merger Events.

Section 14.08   Certain Covenants.  (a) The Company covenants that all ADSs delivered upon conversion of Notes, and all Ordinary Shares represented by such ADSs, will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)        The Company covenants that, if any ADSs to be provided for the purpose of conversion of Notes hereunder, or any Ordinary Shares represented by such ADSs, require registration with or approval of any governmental authority under any federal or state law before such ADSs may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)        The Company further covenants that if at any time the ADSs shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the ADSs shall be so listed on such exchange or automated quotation system, any ADSs deliverable upon conversion of the Notes.

(d)        The Company further covenants to take all actions and obtain all approvals and registrations required with respect to the conversion of the Notes into ADSs and the issuance, and deposit into the ADS facility, of the Ordinary Shares represented by such ADSs.  The Company also undertakes to maintain, as long as any Notes are outstanding, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that ADSs can be delivered in accordance with the terms of this Indenture, the Notes and the Deposit Agreement, upon conversion of the Notes.  In addition, the Company further covenants to provide Holders with a reasonably detailed description of the mechanics for the delivery of ADSs upon conversion of Notes as set forth in the Deposit Agreement upon request.

Section 14.09   Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any ADSs, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any ADSs or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion, the accuracy or inaccuracy of any mathematical calculation or formulae under this Indenture, whether by the Company or any Person so authorized by the Company for such purpose under this Indenture or the failure by the Company to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of ADSs or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 14.10   Notice to Holders Prior to Certain Actions.  In case of any:

(a)        action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;

(b)        Merger Event; or

(c)        voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Ordinary Shares or ADSs, as the case may be, of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares or ADSs, as the case may be, of record shall be entitled to exchange their Ordinary Shares or ADSs, as the case may be, for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 14.11   Stockholder Rights Plans.  To the extent that the Company has a rights plan in effect upon conversion of the Notes, each ADS delivered upon such conversion shall be entitled to receive (either directly or in respect of the Ordinary Shares underlying such ADSs) the appropriate number of rights, if any, and the certificates representing the ADSs delivered upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time.  However, if, prior to any conversion, the rights have separated from the Ordinary Shares underlying the ADSs in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Ordinary Shares Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12   Termination of Depositary Receipt Program.  If the Ordinary Shares cease to be represented by American Depositary Shares issued under a depositary receipt program sponsored by the Company, all references in this Indenture to the ADSs shall be deemed to have been replaced by a reference to the number of Ordinary Shares (and other property, if any) represented by the ADSs on the last day on which the ADSs represented the Ordinary Shares and as if the Ordinary Shares and the other property had been distributed to holders of the ADSs on that day.  In addition, all references to the Last Reported Sale Price of the ADSs will be deemed to refer to the Last Reported Sale Price of the Ordinary Shares, and other appropriate adjustments, including adjustments to the Conversion Rate, will be made to reflect such change.  In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination will apply.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01   [RESERVED]

Section 15.02   Repurchase at Option of Holders Upon a Fundamental Change.  (a)If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to US$1,000 or an integral multiple of US$1,000, on the Business Day (the “Fundamental Change Repurchase Date”) notified in writing by the Company as set forth in Section 15.02(c) that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof and any premium payable hereunder (the “Fundamental Change Repurchase Price”). The Trustee and the Conversion Agent, Paying Agent or any other agent appointed for such purpose shall have no responsibility to determine the Fundamental Change Repurchase Price.

(b)        Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)         delivery to the Paying Agent (or other agent appointed for this purpose) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the procedures of Euroclear and Clearstream for surrendering interests in global notes, if the Notes are Global Notes, in each case on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)        delivery of the Notes, if the Notes are Physical Notes, to the Trustee at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of Euroclear and Clearstream, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)         in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii)        the portion of the principal amount of Notes to be repurchased, which must be US$1,000 or an integral multiple thereof; and

(iii)       that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided,  however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate procedures of Euroclear and Clearstream.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a duly completed written notice of withdrawal to the Trustee in accordance with Section 15.03.

The Trustee shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)        On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders,  the Trustee (and the Conversion Agent, Paying Agent and any other agent appointed for this purpose, in each case, if other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof.  In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of Euroclear and Clearstream.  Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.  Each Fundamental Change Company Notice shall specify:

(i)         the events causing the Fundamental Change;

(ii)        the effective date of the Fundamental Change;

(iii)       the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)       the Fundamental Change Repurchase Price;

(v)        the Fundamental Change Repurchase Date;

(vi)       the name and address of the Trustee, the Paying Agent, the Conversion Agent or any other agent appointed for repurchase, if applicable;

(vii)      if applicable, the Conversion Rate;

(viii)     if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)       the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided,  however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d)        Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).  The Trustee will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of Euroclear and Clearstream shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.03   Withdrawal of Fundamental Change Repurchase Notice.  (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Paying Agent (or other agent appointed for such purpose) in accordance with this Section 15.03 at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date specifying:

(i)         the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii)        if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)       the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of US$1,000 or an integral multiple of US$1,000;

provided,  however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of Euroclear and Clearstream.

Section 15.04   Deposit of Fundamental Change Repurchase Price.  (a) The Company will deposit with the Paying Agent (or any other agent appointed for this purpose by the Company), or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price.  Subject to receipt of funds and/or Notes by the Paying Agent (or other agent appointed for this purpose by the Company) and the Trustee, as applicable, payment for Notes surrendered for repurchase (and not withdrawn in accordance with Section 15.03) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02, as applicable, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided,  however, that payments to the Common Depositary shall be made by wire transfer of immediately available funds to the account of the Common Depositary or its nominee.  The Paying Agent (or other agent appointed for this purpose by the Company) shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)        If by 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Paying Agent (or other agent appointed for this purpose by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and not validly withdrawn, on such Fundamental Change Repurchase Date, (i) such Notes will cease to be outstanding and (ii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c)        Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Note Registrar, upon receipt of a Company Order, shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05   Covenant to Comply with Applicable Laws Upon Repurchase of Notes.  In connection with any repurchase offer, the Company will, if required:

(a)        comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b)        file a Schedule TO or other required schedule under the Exchange Act; and

(c)        otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

ARTICLE 16

BRRD MATTERS

Notwithstanding and to the exclusion of any other term of this Indenture or any other agreements, arrangements, or understanding between The Bank of New York Mellon SA/NV, Luxembourg Branch and each counterparty, each counterparty acknowledges and accepts that a BRRD Liability arising under this Indenture may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)  the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of The Bank of New York Mellon SA/NV, Luxembourg Branch to each counterparty under this Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)   the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)  the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of The Bank of New York Mellon SA/NV, Luxembourg Branch or another person, and the issue to or conferral on each counterparty of such shares, securities or obligations;

(iii)  the cancellation of the BRRD Liability;

(iv)  the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)  the variation of the terms of this Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01   Provisions Binding on Company’s Successors.  All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02   Official Acts by Successor Corporation.  Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board,

committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03   Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Building 20, No. 56 AnTuo Road, Jiading District, Shanghai, 201804, People’s Republic of China, Facsimile No.: +86 (21) 3913 0192.  Any notice, direction, request or demand hereunder to or upon the Trustee shall be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom , Attention: Corporate Trust Administration – Project Camel (NIO Inc.) Fax: +44 1202 689660, with a copy to The Bank of New York Mellon, Hong Kong Branch, Level 26, Three Pacific Place, 1 Queen’s Road East, Hong Kong, Attention: Global Corporate Trust – NIO Inc., Facsimile No.: +852-2295.3283. Any notice, direction, request or demand hereunder to or upon the Registrar and the Transfer Agent shall be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to The Bank of New York Mellon SA/NV, Luxembourg Branch, Vertigo Building – Polaris, 2-4 rue Eugène Ruppert, L-2453 Luxembourg, Attention: Project Camel (NIO Inc.), Fax: +(352) 24524204, with a copy to The Bank of New York Mellon, Hong Kong Branch, Level 26, Three Pacific Place, 1 Queen’s Road East, Hong Kong, Attention: Global Corporate Trust – NIO Inc., Facsimile No.: +852-2295.3283.

All notices and other communications under this Indenture shall be in writing in English.

So long as and to the extent that the Notes are represented by Global Notes and such Global Notes are held by or on behalf of the Common Depositary, notices to owners of beneficial interests in the Global Notes may be given by delivery of the relevant notice to the Euroclear and Clearstream for communication by it to entitled account holders.

The Company hereby acknowledges that it is fully aware of the risks associated with transmitting instructions via electronic methods (including facsimile), and being aware of these risks, authorizes the Trustee to accept and act upon any instruction sent to it or any Paying Agent, Transfer Agent, Conversion Agent or Note Registrar in the Company's name or in the name of one or more appropriate authorized signers of the Company via electronic methods (including facsimile). The Trustee shall be entitled to rely on Section 7.06 of this Indenture when accepting or acting upon any instructions, communications or documents transmitted by facsimile, and shall not be liable in the event any facsimile transmission is not received, or is mutilated, illegible, interrupted, duplicated, incomplete, unauthorized or delayed for any reason, including (but not limited to) electronic or telecommunications failure.

Furthermore, notwithstanding the above, if any Trustee receives information or instructions delivered by electronic mail, other electronic method or other unsecured method of communication believed by it to be genuine and to have been sent by the proper person or persons, the Trustee or any Paying Agent, Transfer Agent, Conversion Agent or Note Registrar shall have (i) no duty or obligation to verify or confirm that the person who sent such instructions is in fact a person authorized to give instructions or directions on behalf of the Company and (ii) absent its or their gross negligence or willful misconduct, no liability for any losses, liabilities, costs or expenses incurred or sustained by any holder, the Company or any other person as a result of such reliance on or compliance with such information or instructions.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 17.04   Governing Law; Jurisdiction.  THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05   Submission to Jurisdiction; Service of Process.  The Company irrevocably appoints Law Debenture Corporate Service Inc. as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to Building 20, No. 56 AnTuo Road, Jiading District, Shanghai, 201804, People’s Republic of China, Facsimile No. +86 (21) 3913 0192, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five and a half years from the date of this Indenture.  If for any reason such agent shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within ten Business Days of such acceptance.  Nothing herein shall affect the right of the Trustee, any agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction.  To the extent that the Company has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations hereunder or under any Note.

Section 17.06   Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee.  Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officers’ Certificate stating that such action is permitted by the terms of this Indenture.

Each Officers’ Certificate provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officers’ Certificates provided for in Section 4.09) shall include (a) a statement that the person making such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture.

Notwithstanding anything to the contrary in this Section 17.06, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.

Section 17.07   Legal Holidays.  In any case where any Fundamental Change Repurchase Date, Conversion Date, Qualified Equity Financing Conversion Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.08   No Security Interest Created.  Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.09   Benefits of Indenture.  Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.10   Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11   Execution in Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 17.12   Severability.  In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13   Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14   Force Majeure.  In no event shall the Trustee or the Agents be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or the Agents, as the case may be, shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15   Calculations.  Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes.  These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the ADSs, the

Conversion Rate of the Notes and any adjustments thereto.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders.  The Company shall provide a schedule of its calculations to each of the Trustee, the Paying Agent and the Conversion Agent, and each of the Trustee, the Paying Agent and the Conversion Agent is entitled to rely conclusively and without liability upon the accuracy of the Company’s calculations without independent verification.  The Trustee will forward the Company’s calculations to any Holder of Notes upon the prior written request of that Holder at the sole cost and expense of the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

NIO INC.

By:	/s/ Steven Feng
Name: Steven Feng
Title: Chief Financial Officer

Signature Page to Indenture

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee

By:	/s/ Vivian Hui
Name: Vivian Hui
Title: Vice President

Signature Page to Indenture

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Paying Agent and Conversion Agent

By:	/s/ Vivian Hui
Name: Vivian Hui
Title: Vice President

Signature Page to Indenture

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, as Registrar and Transfer Agent

By:	/s/ Vivian Hui
Name: Vivian Hui
Title: Vice President

Signature Page to Indenture

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AN IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH AS COMMON DEPOSITARY (THE "COMMON DEPOSITARY") FOR EUROCLEAR BANK SA/NV ("EUROCLEAR") AND CLEARSTREAM BANKING S.A. ("CLEARSTREAM") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR A NOMINEE THEREOF OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO COMMON DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF NIO INC. (THE “COMPANY”) OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS NOTE, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION HEREOF AND THE ORDINARY SHARES REPRESENTED THEREBY, OR A BENEFICIAL INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IN THE ORIGINALLY ISSUED NOTE AND ANY REPLACEMENT NOTE ISSUED UNTIL THE DISTRIBUTION COMPLIANCE PERIOD TERMINATION DATE]

[THIS SECURITY AND THE ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE DATE HEREOF, MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOTE SUBJECT TO, THE

REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE DATE HEREOF, THE ACQUIRER:

(1)        REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS NOT A U.S. PERSON AND IS LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF NIO INC. (THE “COMPANY”), AND

(2)        AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE, HYPOTHECATE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE DATE HEREOF, EXCEPT:

(A)       TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)       PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)       TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

(D)       PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

PRIOR TO AUGUST 10, 2020, NO BENEFICIAL OWNER THAT PURCHASED A BENEFICIAL INTEREST IN THIS SECURITY UPON THE ORIGINAL ISSUANCE THEREOF MAY OFFER, SELL, PLEDGE, HYPOTHECATE OR OTHERWISE TRANSFER SUCH BENEFICIAL INTEREST EXCEPT IN ACCORDANCE WITH THE CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT BETWEEN NIO INC. AND THE PURCHASER NAMED THEREIN, DATED  FEBRUARY 6, 2020  (THE “SUBSCRIPTION AGREEMENT”).  ANY ATTEMPT BY SUCH BENEFICIAL OWNER TO OFFER, SELL, PLEDGE, HYPOTHECATE OR OTHERWISE TRANSFER SUCH BENEFICIAL INTEREST IN VIOLATION OF THIS RESTRICTION SHALL BE VOID.

NIO INC.

0% Convertible Senior Note due 2021

No. [_______]	[Initially][1] US$_________

ISIN No. XS2117442272

Common Code 211744227

NIO Inc., a company duly organized and validly existing under the laws of the Cayman Islands (the “Company,” which term includes any successor company or corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [The Bank of New York Depository (Nominees) Limited]2 [_______]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of US$[__________]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not exceed US$[•] in aggregate at any time, in accordance with the rules and procedures of Euroclear and Clearstream, on February 4, 2021 as set forth below.

This Note shall not bear any interest and the principal amount of this Note will not accrete.

Any Defaulted Amounts shall accrue interest per annum at the rate per annum equal to three percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay or cause the Paying Agent to pay the principal of (including any premium payable) and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Common Depositary or its nominee, as the case may be, as the registered Holder of such Note.  As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose.  The Company has initially designated the Bank of New York Mellon, London Branch as its Paying Agent and Conversion Agent and The Bank of New York Mellon SA/NV, Luxembourg Branch as its Note Registrar and Transfer Agent in respect of the Notes and its agency in the Borough of Manhattan, The City of New York, as a place where Notes may be presented for payment or for registration of transfer.

1       Include if a Global Note.

2       Include if a Global Note.

3       Include if a Physical Note.

4       Include if a Global Note.

5       Include if a Physical Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into ADSs on the terms and subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Note Registrar under the Indenture.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

NIO INC.

By:
Name:
Title:

Dated:

NOTE REGISTRAR’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH
as Note Registrar, certifies that this is one of the Notes described in the within-named Indenture.

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

NIO INC.

 0% Convertible Senior Note due 2021

This Note is one of a duly authorized issue of Notes of the Company, designated as its 0% Convertible Senior Notes due 2021 (the “Notes”), limited to the aggregate principal amount of US$70,000,000, all issued or to be issued under and pursuant to an Indenture dated as of February 10, 2020 (the “Indenture”), between the Company and The Bank of New York Mellon, London Branch as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties, privileges, disclaimers from liability and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In the case certain Events of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.  In the case certain Events of Default relating to a bankruptcy (or similar proceeding) with respect to the Company or a Significant Subsidiary of the Company shall have occurred, the principal of, and interest on, all Notes shall automatically become immediately due and payable, as set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make or cause the Paying Agent to make all payments in respect of the principal amount (and any premium payable) on the Maturity Date and the Fundamental Change Repurchase Price, as the case may be, to the Holder who surrenders a Note to collect such payments in respect of the Note.  The Company will pay or cause the Paying Agent to pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Subject to the terms and conditions of the Indenture, the Company will cause to be paid a premium equal to (i) in the case of any payment of principal to be made on the Maturity Date or pursuant to Section 6.02 of the Indenture, 2.0% of the outstanding principal amount of the Notes, or (ii) in the case of any payment of principal to be made on a Fundamental Change Repurchase Date, the aggregate interest that would have accrued on the outstanding principal amount of the Notes to be repurchased (or such portion thereof, as the case may be) over the period starting from (and including) the original date of issuance of the Notes and ending on (and including) the Fundamental Change Repurchase Date, if the Note were to bear interest at a rate of 2.0% per annum accruing daily and computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed in a 30-day month.

Subject to the terms and conditions of the Indenture, Additional Amounts will be paid in connection with any payments made and deliveries caused to be made by the Company or any successor to the Company under or with respect to the Indenture and the Notes, including, but not limited to, payments of principal (including, if applicable, the Fundamental Change Repurchase Price), premium, if any, payments of interest and deliveries of ADSs or any other consideration due on conversion of a Note (together with payments of cash for any Fractional ADS or other consideration) upon conversion of the Notes to ensure that the net amount received by the beneficial owner of the Notes after any applicable withholding, deduction or reduction (and after deducting any taxes on the Additional Amounts) will equal the amounts that would have been received by such beneficial owner had no such withholding, deduction or reduction been required.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or cause to be delivered, as the case may be, the principal (including the Fundamental Change Repurchase Price, if applicable, and any premium payable hereunder) of and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without interest coupons in denominations of US$1,000 principal amount and integral multiples thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Company may not redeem the Notes prior to the Maturity Date.  No sinking fund is provided for the Notes.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of US$1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the second Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is US$1,000 principal amount of Notes or an integral multiple thereof, into ADSs at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

NIO INC.

0% Convertible Senior Notes due 2021

The initial principal amount of this Global Note is [__________] UNITED STATES DOLLARS (US$[_______________]).  The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

6 Include if a Global Note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:       NIO INC.

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Conversion Agent

DEUTSCHE BANK TRUST COMPANY AMERICAS, as ADS Depositary

The undersigned registered holder of this Note hereby exercises the option to convert that Note, or the portion thereof (that is US$1,000 principal amount or an integral multiple thereof) below designated, into ADSs in accordance with the terms of the Indenture referred to in this Note, and directs that any ADSs deliverable upon such conversion, together with any cash payable for any Fractional ADS, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  Terms defined in the Deposit Agreement or the Indenture referred to in this Notice are used herein as so defined.  If any ADSs or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp, issue, transfer or similar taxes, if any, in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture.  Any amount required to be paid to the undersigned on account of interest accompanies this Notice.

In connection with the conversion of this Note, or the portion hereof below designated, the undersigned acknowledges, represents to and agrees with the Company that the undersigned is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company during the three months immediately preceding the date hereof.

The undersigned hereby instructs the ADS Depositary to register the ADSs in the name of:

1. Name of Beneficial Owner to receive ADSs (English):
2. Address of Beneficial Owner to receive ADSs (English):
3. Name of Registered Holder of the Deposited Shares:
4. Number of Deposited Shares:
5. Number of ADSs to be issued:
6. Beneficial Owner’s Tax ID Number:
7. Contact Name and Tel No/email address:

The undersigned instructs the Depositary to deliver the ADRs representing the ADSs to the following account:

1

ADS Receiving Broker ( * are mandatory fields):

a) DTC Broker Name*:
b) DTC Broker’s Participant Account with DTC *:
c) DTC Broker Contact Name:
d) DTC Broker Contact Tel No/email:
e) Beneficial Owner’s Account # with DTC Broker*:

OR

e) Local Broker Name (have account with DTC Broker)*:
Local Broker Sub-Account # with DTC Broker*:
Local Broker Contact Name:
Local Broker Contact Tel No/email:

ADS Delivering Party:

Name:	Deutsche Bank Trust Company Americas DTC Account: #2655

For any ADS settlement inquiries, please contact DBTCA Broker Desk:

Tel: +1-212-250-9100 (New York) / +44-207-547-6500 (London)
Email: adr@db.com

2

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if ADSs are to be issued other than to and in the name of the registered holder.

Fill in for registration of ADSs if to be issued other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all):
US$ _________,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

3

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:       NIO INC.

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from NIO Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note the entire principal amount of this Note, or the portion thereof (that is US$1,000 principal amount or an integral multiple thereof) below designated.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Certificate Number(s): ____________________________

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all):
US$ ______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ______________________ hereby sell(s), assign(s) and transfer(s) unto _______________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _______________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Distribution Compliance Period Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐         To NIO Inc. or a subsidiary thereof; or

☐         Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐         To a non-U.S. person in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

☐         Pursuant to an exemption from the registration requirements of the Securities Act.

1

Dated:

Signature(s)

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

2

EXHIBIT B

[FORM OF AUTHORIZATION CERTIFICATE]

I, [Name], [Title], acting on behalf of NIO Inc. (the “Company”) hereby certify that:

(A)       the persons listed below are (i) authorized Officers of the Company for purposes of the Indenture (the “Indenture”) dated as of February 10, 2020 between the Company and The Bank of New York Mellon, London Branch as trustee, in relation to the 0% Convertible Senior Notes due 2021 (the “Notes”), (ii) duly elected or appointed, qualified and acting as the holder of the respective office or offices set forth opposite their names and (iii) the duly authorized persons who executed or will execute the Indenture and the Notes issued pursuant to the Indenture by their manual or facsimile signatures and were at the time of such execution, duly elected or appointed, qualified and acting as the holder of the offices set forth opposite their names;

(B)       each of the individuals listed below have the authority to receive call backs at the telephone numbers noted below upon request of The Bank of New York Mellon, London Branch in connection with the Notes issued pursuant to the Indenture;

(C)       each signature appearing below is the person’s genuine signature; and

(D)       attached hereto as Schedule I is a true, correct and complete specimen of the certificates representing the Notes.

B-1

IN WITNESS WHEREOF, I have hereunto executed and delivered this certificate on behalf of the Company as of the date indicated.

Dated:
[Name]

By:
Name:
Title:

SCHEDULE I

Name	Title, Fax No., Email	Signature	Tel No.

B-2